Exhibit 10.1


                            CONTRACT MODIFICATION AND
                              TERMINATION AGREEMENT


     This CONTRACT MODIFICATION AND TERMINATION AGREEMENT (the "Agreement") is made and entered into as of the 5th day of March, 2002 by and between PHARMACIA AB, a Swedish corporation ("Pharmacia AB"), PHARMACIA & UPJOHN COMPANY, a Delaware corporation ("P&U Co."), PHARMACIA & UPJOHN, INC., a Delaware
corporation ("P&U Inc."), PHARMACIA Italia, S.p.A., an Italian corporation ("Pharmacia S.p.A." and together with Pharmacia AB, P&U Co. and P&U Inc., the "Pharmacia Entities") and MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation. ("Miravant").

                              W I T N E S S E T H :

     WHEREAS: The parties have entered into (i) the Manufacturing Facility Asset Purchase Agreement, dated as of May 24, 2001 (the "Asset Purchase Agreement"), between P&U Co. and Miravant, (ii) the Amended and Restated Credit Agreement, dated as of May 24, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement"), between Miravant and Pharmacia AB , (iii) the Site Access License Agreement, dated as of May 31, 2001 (the "Site Access License Agreement"), between Miravant and P&U Co., (iv) the Sublease Assignment Agreement, dated as of May 24, 2001 (the "Sublease Assignment"), between Miravant and P&U Co., (v) the Amended and Restated Ophthalmology Development and License Agreement, dated as of February 18, 1999 (the "Ophthalmology License Agreement"), between Pharmacia AB and Miravant, (vi) the Ophthalmology Side Letter, dated as of May 24, 2000, between Pharmacia AB and Miravant (the "Ophthalmology Side Letter"), (vii) the IRIDEX Side Letter, dated May 31, 2000, between P&U Co. and Miravant (the "IRIDEX Side Letter"), (viii) the SnET2 Device Supply Agreement for Ophthalmology, dated December 20, 1996, between Miravant and Pharmacia AB, and the SnET2 Device Supply Agreement, dated July 1, 1995 between Miravant and Pharmacia S.p.A. (collectively, as amended, modified or supplemented from time to time, the "Device Supply Agreements"), (ix) the Restated and Amended Development and License Agreement, dated June 8, 1998, between Pharmacia S.p.A. and Miravant (the "Oncology License Agreement"), (x) the Product Supply Agreement, dated July 1, 1995, between Pharmacia S.p.A. and Miravant (the "Product Supply Agreement"), (xi) the Cardiovascular SnET2 Right of First Negotiation Side Letter, dated January 15, 1999, between Pharmacia AB and Miravant, (the "Cardiovascular Side Letter") and (xii) the Equity Investment Agreement, dated January 15, 1999, between P&U Inc., Pharmacia S.p.A. and Miravant (collectively, the "Prior Agreements");

     WHEREAS: The parties wish to modify the Credit Agreement to, inter alia, reduce the indebtedness owed by Miravant to Pharmacia AB from approximately $27,000,000 through the date hereof to a principal balance of $10,000,000 which shall remain payable, with interest, to Pharmacia AB as provided herein; and

     WHEREAS: The parties wish to terminate those portions of the remaining Prior Agreements identified below upon the terms and conditions set forth herein.

         NOW THEREFORE, the parties agree as follows:

1. Terms used but not defined herein shall have the meaning ascribed to such terms in the Credit Agreement, the Asset Purchase Agreement, the Sublease Assignment or the Ophthalmology License Agreement, as the case may be.

2. The consummation of the transactions contemplated by this Agreement shall occur on the first Business Day following the date on which Miravant shall have delivered to Pharmacia Corporation ("Pharmacia") or its counsel, in The City of New York, the following documents (such Business Day, the "Effective Date"):

     (a) A promissory note in the form set forth in Exhibit A (the "First Replacement Note") and a promissory note in the form set forth in Exhibit B (the "Second Replacement Note" and, collectively with the First Replacement Note, the "Replacement Notes"), each dated as of the Effective Date and duly executed on behalf of Miravant.

     (b) The opinion of Sheppard Mullin Richter and Hampton LLP in the form set forth in Exhibit C, dated as of the Effective Date.

     (c)  Proper   documentation   providing  Pharmacia  AB  with  a  valid  and
          continuing security interest in and to the entirety of all of Miravant's assets pursuant to that certain Security Agreement, dated as of February 18, 1999, between Miravant and Pharmacia AB (the "Security Agreement").

3. With effect as of and following the Effective Date, the Credit Agreement is hereby amended as follows:

     (a)  Sections  2.01,  2.02,  2.03(b) and  2.03(c),  the second  sentence in
          Section 2.04 (including the proviso therein), Sections 3.01(b) and 4.02, Section 5.01(h)(ii), Article VI and Sections 7.01(a)(viii), 7.02(d), 7.02(f), 7.02(h), 7.02(l), 7.02(p), 7.03 and 8.01(l) of the
          Credit Agreement are deleted in their entirety and all references to such Sections are hereby deleted.

     (b) The definition of Note is amended to mean either of the Replacement Notes. The definition of Loans is amended to mean the indebtedness represented by the Replacement Notes. All references to Pre-Event and Post-Event Loans are hereby deleted. The definition of Maturity Date is amended to mean, with respect to any Replacement Note or Loan, the maturity date specified in such Replacement Note or the Replacement Note applicable to such Loan, as the case may be.

     (c)  Section 7.02(c) is amended and restated in its entirety as follows:

                           "Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, or permit any of its Subsidiaries to do so, unless all such Indebtedness is, pursuant to contractual subordination provisions reasonably acceptable to Lender, subordinated to the obligations of the Borrower."

     (d) Section 7.02(n) and 7.02(o) are amended and restated in their entirety as follows:

                           "Until satisfaction in full of all the obligations of the Borrower under the Credit Documents, the Borrower will not make any Asset Disposition or sell or offer to sell any securities, or permit any of its Subsidiaries to make any Asset Disposition or sell or offer or sell any securities unless:

                           (i)(A) In the case of an Asset Disposition, the Borrower (or such Subsidiary, as the case may be) receives consideration at the time of such disposition at least equal to the fair market value of the shares or assets disposed of (which may be as determined in good faith by the Board of Directors and evidenced by a resolution adopted thereby) and the consideration for such disposition consists of cash or readily marketable cash equivalents or the assumption of Indebtedness of the Borrower or other obligations relating to such assets and release from all liability on the Indebtedness or other obligations assumed; or

     (B) In the case of a sale or an offer to sell any securities, the consideration for such disposition consists of cash; and

                           (ii)  The cumulative amounts of all Net
         Available Asset Disposition Proceeds and Net Available Securities Offering Proceeds received in one or more dispositions (including from the sale of any marketable cash equivalents received therein) (collectively, the "Disposition Proceeds") are applied by the Borrower (or such Subsidiary, as the case may be), within two Business Days of the receipt thereof, to prepayment of the Replacement Notes in accordance with their terms as set forth below.

Aggregate Disposition Proceeds                                Percentage
$0 - $6,999,999                                               0%
Up to $8,000,000 in excess of $7,000,000                      33.33%
Up to $10,000,000 in excess of $15,000,000                    50%
Amounts in excess of $25,000,000                              100%

         In the event Disposition Proceeds are paid to Lender prior to the maturity date of the First Replacement Note, the amount due under the First Replacement Note will be reduced by the amount of the Disposition Proceeds paid by Borrower to Lender. In the event Disposition Proceeds are paid to Lender after the maturity date of the First Replacement Note but prior to the maturity date of the Second Replacement Note, the amount due under the Second Replacement Note will be reduced by the amount of the Disposition Proceeds paid by Borrower to Lender."

     (e)  Section 9.07 is amended to include the following:

                           "(c) If Borrower intends to enter into a transaction,
                  take any action or suffer to exist any circumstance that would cause Borrower to contravene one or more covenants set forth in this Agreement, Borrower must, in accordance with this
                  Section 9.07 and prior to entering into such transaction, taking such action or suffering to exist such circumstance, provide Lender with written notice thereof, setting forth with reasonable specificity the details thereof, including, but not limited to, all relevant terms and conditions thereof. Lender shall have seven Business Days following receipt of such notice to either consent to or disallow such transaction. Such notice shall be addressed to:

                           Pharmacia Corporation
                           100 Route 206 North
                           Peapack, New Jersey 07977

                           Telecopy:  (908) 901-1836
                           Attention:  Richard Van Duyne

                           And

                           Pharmacia Corporation
                           100 Route 206 North
                           Peapack, New Jersey 07977

                           Telecopy:  (908) 901-1830
                           Attention:  Alexandra van Horne

                           And

                           Pharmacia Corporation
                           100 Route 206 North
                           Peapack, New Jersey 07977

                           Telecopy:  (908) 901-1862
                           Attention:  Thomas Valle"

4. With effect as of and following the Effective Date, those certain promissory notes dated June 9, 1999 and July 6, 1999 heretofore delivered by Miravant to Subsidiaries of Pharmacia are amended and restated in their entirety as set forth in the First Replacement Note and those certain promissory notes dated October 4, 1999, December 13, 1999, January 4, 2000, April 4, 2000, May 23, 2000, July 5, 2000, October 2, 2000, January 2,
     2001,  April 4,  2001,  July 3, 2001,  October 3, 2001 and  January 4, 2002
     heretofore delivered by Miravant to Subsidiaries of Pharmacia are amended and restated in their entirety as set forth in the Second Replacement Note. Promptly following the Effective Date, P&U Inc. shall cause its Affiliates or Subsidiaries to deliver to Miravant the original promissory notes issued prior to the date hereof, which shall bear an appropriate legend to the effect that such notes have been cancelled in connection with the foregoing amendment and restatement.

5.   With effect as of and following the Effective Date:

     (a) P&U Co. hereby sells, conveys, transfers, assigns and delivers to Miravant, and Miravant hereby accepts such sale, conveyance, transfer, assignment and delivery of, all of its right title and interest in and to the Purchased Assets (as defined in the Asset Purchase Agreement) and Pharmacia AB hereby sells, conveys, transfers, assigns and delivers to Miravant, and Miravant hereby accepts such sale, conveyance, transfer, assignment and delivery of, all Light Devices, clinical SnET2 in finished dose form ("SnET2 FDF") and SnET2 active pharmaceutical ingredient ("API") owned by Pharmacia AB or its Affiliates. Promptly following the Effective Date, P&U Co. shall immediately deliver the Purchased Assets in its possession and Pharmacia AB shall deliver the Light Devices, SnET2 FDF and API in its possession to Miravant; provided, however, that P&U Co., Pharmacia AB or any entity involved in the manufacture of SnET2 FDF or the conduct of the clinical trials may retain any samples required for compliance with any law, statute, rule, guidelines, regulation or order of any Governmental Authority. Ownership in, and (subject to notification to the Food and Drug Administration via amendment of the IND) all right, title and interest to, the IND and any related documents, including, without limitation, all (i) data and documentation associated with the Phase II Ophthalmology Clinical Trials and the Phase III Clinical Trials for Age-Related Macular Degeneration (collectively, the "Clinical Trials") conducted under the IND, (ii) SnET2 preclinical reports and data, (iii) NDA drafts, including the CMC Section, and
          (iv) associated filings, submissions and correspondence, whether held by Pharmacia AB, or its Affiliates, or by Inveresk LLC (formerly ClinTrials Research, Inc.), are hereby transferred from Pharmacia AB to Miravant. P&U Inc. agrees and shall cause each of its Affiliates to agree to complete all the IND-transfer activities listed in Exhibit D hereto as promptly as practicable and at its own expense.
          Notwithstanding any of the foregoing, nothing in this Agreement requires Pharmacia or any of its Affiliates to disclose or convey any proprietary or confidential information owned by any other entity included in any data, reports, documentation, filings, submissions, correspondence or drafts. Pharmacia AB and P&U Co. will, however, take such actions as are reasonably necessary to assist Miravant in obtaining access to such proprietary or confidential information. All costs associated with the conduct of the Clinical Trials, including Miravant's out-of-pocket costs associated with the Clinical Trials and API manufacturing costs through January 23, 2002, and the closing out of all principal investigator sites, shall remain the sole responsibility of Pharmacia AB. Ownership in, and all title, right or interest of Pharmacia AB in SnET2 FDF held by Fresenius Kabi Nutrition AB for Pharmacia AB at its facility in Clayton, North Carolina are hereby transferred from Pharmacia AB to Miravant. MIRAVANT ACKNOWLEDGES AND AGREES THAT THE FOREGOING ASSIGNMENTS ARE MADE ON AN "AS-IS, WHERE-IS" QUITCLAIM BASIS AND THAT NEITHER PHARMACIA NOR ANY SUBSIDIARY OR AFFILIATE HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR TITLE. The Pharmacia Entities and their respective officers and agents, for themselves and their respective successors and assigns, covenant that it will from time to time after the date hereof and without further consideration, upon the reasonable request of Miravant, make, execute and deliver without further compensation any and all instruments in writing, further applications, papers, affidavits, powers of attorney, assignments and other documents which may be reasonably required to more effectively secure to and vest in Miravant, its successors and assigns, the entire right, title and interest in and to the Purchased Assets, the Light Devices, the SnET2 FDF, API and the IND and all related documents transferred to Miravant.

     (b) Miravant assumes from P&U Co., and agrees to pay, discharge and perform or satisfy when due, and to indemnify and hold harmless P&U Co. and its Subsidiaries and Affiliates against, the Assumed Liabilities (as defined in the Asset Purchase Agreement). Miravant, its officers and agents, for themselves and their successors and assigns, covenants that it and they will from time to time after the date hereof and without further consideration, upon the reasonable request of P&U Co., make, execute and deliver without further compensation any and all instruments in writing, further applications, papers, affidavits, powers of attorney, assignments and other documents which may be reasonably required to more effectively secure to and vest in Miravant, its successors and assigns, the entire right, title and interest in and to the Assumed Liabilities.

     (c) The (i) IRIDEX Side Letter, (ii) Ophthalmology Side Letter and (iii) except for Article 10 thereof, which shall survive for the period contemplated therein, the Ophthalmology License Agreement are each hereby terminated in their entirety.

     (d) The Site Access License Agreement and the Sublease Assignment are hereby terminated, and P&U Co. hereby assigns, transfers and conveys to Miravant all of its right, title and interest in and to the
          Sublease and Miravant hereby accepts the foregoing assignment, transfer and conveyance of the Sublease. Miravant hereby assumes, and agrees to pay, perform, and discharge when due, and indemnify and hold harmless Pharmacia and its Affiliates against, all of the obligations and liabilities of P&U Co. arising under or in connection with the Sublease and the Consent to Temporary Assignment, dated as of May 24, 2001 (the "Consent to Temporary Assignment"), by and between Raytheon Corporation, Miravant and P&U Co. from and after the Effective Date. The parties hereto agree to take such actions as are reasonably required to terminate the Consent to Temporary Assignment as promptly as practicable.

     (e)  The Cardiovascular Side Letter is hereby terminated.

     (f) P&U Inc. and its Affiliates shall have no obligation to purchase any SnET2 manufactured by Miravant after January 23, 2002 and any outstanding contracts or purchase orders for SnET2 are hereby terminated as of January 23, 2002 without penalty.

     (g) P&U Co. hereby consents to the immediate release of all assets currently held by Sanwa Bank California (the "Escrow Agent") pursuant to the APA Escrow Agreement, dated as of May 31, 2001, among P&U Co., Miravant and the Escrow Agent.

     (h) (i) The Credit Agreement, as amended hereby, (ii) the Replacement Notes, (iii) that certain Warrant Agreement, dated as of February 18, 1999, between Miravant and Pharmacia AB, as amended, modified or supplemented from time to time (the "Warrant Agreement"), (iv) those certain warrants (the "Warrants") issued by Miravant to Pharmacia AB on June 9, 1999, December 13, 1999 and May 23, 2000 for the purchase of 120,000 shares of Common Stock, par value $0.01 per share (the "Shares"), expiring on June 9, 2004, December 13, 2004 and May 23, 2005, respectively, and issued at exercise prices of $11.87, $14.8313 and $20.615 per Share, respectively, and (v) the Security Agreement,
          (vi) that certain Registration Rights Agreement, dated as of February 18, 1999, between Miravant and Pharmacia & Upjohn, Inc., a Delaware corporation, as amended, modified or supplemented from time to time (the "Registration Rights Agreement"), and (vii) any claims actionable under any indemnification provision of a Prior Agreement shall survive this Agreement in full force and effect.

     (i) The parties agree that, until Miravant has fulfilled all its obligations pursuant to the Replacement Notes, the assets of Miravant and its Subsidiaries will remain secured pursuant to the terms and conditions of the Security Agreement, and the Security Agreement will be deemed amended however necessary to secure such assets.

     (j) Except as otherwise set forth herein, all other Prior Agreements not otherwise modified or terminated above are hereby terminated, except for any indemnification provisions set forth in such Prior Agreements, which shall survive for the periods specified therein.


     (k) The parties hereto agree to take such actions as are reasonably required to terminate the SnET2 Development Activities Transfer Letter Agreement, dated May 1, 2000, between Pharmacia AB, Miravant and Fresenius Kabi AG as promptly as practicable.


6. With effect as of and following the Effective Date, Miravant, for itself and its stockholders, officers, directors, employees, agents, assigns, successors, representatives, direct and indirect parent companies, direct and indirect Subsidiaries and other Affiliates (collectively, the "Releasing Miravant Entities") hereby releases, discharges, and covenants not to sue or bring or maintain any suit, claim, action or bring any proceeding against Pharmacia, any of its stockholders, officers, directors, employees, agents, assigns, successors, representatives (including, without limitation, financial advisors and counsel), direct or indirect parent companies, direct or indirect Subsidiaries or other Affiliates from, against or regarding any and all claims, demands, awards, damages, suits, causes of action, losses, liabilities or expenses of any kind or character, whether known or unknown (collectively "Claims") which the Releasing Miravant Entities now have, may have or ever had, which arise out of or in connection with any transaction, circumstances, actions, failures to act or other matters whatsoever existing on or at any time prior to the Effective Date, other than Claims which arise out of or in connection with a breach or alleged breach of (i) this Agreement, (ii) the Credit Agreement, as amended hereby, (ii) the Replacement Notes, (iii) that certain Warrant Agreement, dated as of February 18, 1999, between Miravant and Pharmacia AB, as amended, modified or supplemented from time to time, (iv) those certain warrants issued by Miravant to Pharmacia AB on June 9, 1999, December 13, 1999 and May 23, 2000 for the purchase of 120,000 shares of Common Stock, par value $0.01 per share (the "Shares"), expiring on June 9, 2004, December 13, 2004 and May 23, 2005, respectively, and issued at exercise prices of $11.87, $14.8313 and $20.615 per Share, respectively,
     (v) that certain Security Agreement, dated as of February 18, 1999, between Miravant and Pharmacia AB, as amended, modified or supplemented from time to time, (vi) that certain Registration Rights Agreement, dated as of February 18, 1999, between Miravant and P&U Inc., as amended, modified or supplemented from time to time, and (vii) claims actionable under any indemnification provision of a Prior Agreement (collectively, the "Excluded Claims").

7. With effect as of and following the Effective Date, each of the Pharmacia Entities for itself and its stockholders, officers, directors, employees, agents, assigns, successors, representatives, direct and indirect parent companies, direct and indirect Subsidiaries and other Affiliates (collectively, the "Releasing Pharmacia Entities") hereby releases, discharges, and covenants not to sue or bring or maintain any suit, claim, action or bring any proceeding against Miravant, any of its stockholders, officers, directors, employees, agents, assigns, successors, representatives (including, without limitation, financial advisors and counsel), direct or indirect parent companies, direct or indirect Subsidiaries or other Affiliates from, against or regarding any and all Claims which the Releasing Pharmacia Entities now have, may have or ever had, which arise out of or in connection with any transaction, circumstances, actions, failures to act or other matters whatsoever existing on or at any time prior to the Effective Date, other than Claims which arise out of or in connection with a breach or alleged breach of the Excluded Claims.

8. Each of the parties acknowledges and agrees that if any fact regarding the subject matter underlying this Agreement is found hereafter to be other than, or different from, any fact now believed to be true, such party expressly accepts and assumes the risk of such possible difference(s) in fact and agrees that this Agreement shall be, and remain, effective, notwithstanding such difference(s) in fact(s). Each of the parties acknowledges that it is familiar with the provisions of Section 1542 of the California Civil Code and expressly agrees that the waivers and releases set forth above constitute a waiver and release of any rights or benefits that may arise thereunder, to the full extent that such rights or benefits may be waived. Section 1542 of the California Civil Code states as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each of the parties expressly acknowledges that the effect and import of this provision has been fully explained by such party's own counsel and that this Agreement is entered into knowingly and voluntarily, without duress or undue influence, in consideration for the promises, obligations and rights set forth herein.

9. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

10. Each and every right granted to the Pharmacia Entities and their Subsidiaries and Affiliates hereunder or under any other document delivered in connection herewith, or allowed to such parties by law or equity, shall be cumulative and not exclusive and may be exercised from time to time. No failure on the part of any such party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by any such party of any right preclude any other or future exercise thereof or the exercise of any other right.

11. In case any one or more of the provisions contained in this Agreement or any Replacement Note shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein or in any other Replacement Note shall not in any way be affected or impaired thereby.

12. Each party acknowledges that one party will have no adequate remedy at law if the other party fails to perform any of its obligations under this Agreement. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement and agrees to take no action to prevent the other party's seeking such specific performance as a remedy.

13. The parties hereto waive compliance with the requirements of the bulk sales law of any jurisdiction in connection with the sale of the Purchased Assets to Miravant.

14. The parties hereto agree that they will advise and confer with each other prior to the public issuance of any reports, statements or releases pertaining to this Agreement, the transactions contemplated hereby, or the implementation hereof, and obtain the written consent of the other party hereto for all such publicly disseminated information issued by such party prior to the close of the transactions contemplated in this Agreement. Notwithstanding any provision of this Agreement to the contrary, no party hereto will disseminate publicly nor deliver to any third party any press release or other significant written statement that references the name of any other party hereto or any of its Affiliates or that could reflect negatively on any other party hereto without the specific, written consent of such other party, except as required by law (as advised in writing by counsel).

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be fully executed as of the date first above written.


                            PHARMACIA AB

                             By: /s/ Alexandra van Horne
                             ---------------------------
                                  Name: Alexandra van Horne
                                  Title: Attorney-in-Fact

                             By:/s/ Camilla Uden
                             -------------------
                                  Name: Camilla Uden
                                  Title: Attorney-in-Fact


                           PHARMACIA & UPJOHN COMPANY

                             By:/s/ Don W. Schmitz
                             ---------------------
                                Name: Don W. Schmitz
                                Title: Vice President, Associate General Counsel
                                       and Corporate Secretary

                           PHARMACIA & UPJOHN, INC.

                             By:/s/ Don W. Schmitz
                             ---------------------
                                Name: Don W. Schmitz
                                Title: Vice President, Associate General Counsel
                                       and Corporate Secretary

                           PHARMACIA ITALIA, S.P.A.

                               By:/s/ Don W. Schmitz
                             ---------------------
                                Name: Don W. Schmitz
                                Title: Vice President, Associate General Counsel
                                       and Corporate Secretary

                          MIRAVANT MEDICAL TECHNOLOGIES

                               By:/s/ Gary S. Kledzik
                               ----------------------
                                     Name: Gary S. Kledzik
                                     Title: Chief Executive Officer

                                    EXHIBIT A



                                  Form of Note

                                 PROMISSORY NOTE



$5,000,000                                             March 5, 2002


     MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation (the "Borrower"), for value received, promises to pay to the order of Pharmacia AB (the "Lender"), on March 5, 2003, the principal sum of $5,000,000 pursuant to and in the manner contemplated by that certain Amended and Restated Credit Agreement, dated as of May 24, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement"), between the Borrower and the Lender. In accordance with the terms of the Contract Modification and Termination Agreement, of even date herewith, by and between Lender, Pharmacia & Upjohn Company, a Delaware corporation, Pharmacia & Upjohn, Inc., a Delaware corporation, Pharmacia Italia, S.p.A., an Italian corporation and Borrower, this Note amends and restates those certain promissory notes dated June 9, 1999 and July 6, 1999 heretofore delivered by Borrower to a subsidiary of Pharmacia & Upjohn, Inc. pursuant to the Credit Agreement.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding, from the date hereof until the date of repayment, at the rate or rates per annum and on the date or dates determined pursuant to Section 3.01(a) of the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in funds immediately available to the Lender at its office or offices designated in accordance with the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive diligence, presentment, demand, protest and notice of any kind whatsoever. The failure or forbearance by the holder to exercise any of its rights hereunder in any particular instance shall in no event constitute a waiver thereof.

     The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events and for the amendment or waiver of certain provisions of the Credit Agreement and/or this Note, all upon the terms and conditions therein specified. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Credit Agreement.

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     This Note is not negotiable and may be assigned only upon the terms and conditions specified in the Credit Agreement.

                          MIRAVANT MEDICAL TECHNOLOGIES


                                       By:/s/ John M. Philpott
                                       -----------------------
                                           Name: John M. Philpott
                                           Title: Chief Financial Officer

                                    EXHIBIT B




                                  Form of Note

                                 PROMISSORY NOTE



$5,000,000                                                    March 5, 2002


     MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation (the "Borrower"), for value received, promises to pay to the order of Pharmacia AB (the "Lender"), on June 9, 2004, the principal sum of $5,000,000 pursuant to and in the manner contemplated by that certain Amended and Restated Credit Agreement, dated as of May 24, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement"), between the Borrower and the Lender. In accordance with the terms of the Contract Modification and Termination Agreement, of even date herewith, by and between Lender, Pharmacia & Upjohn Company, a Delaware corporation, Pharmacia & Upjohn, Inc., a Delaware corporation, Pharmacia Italia, S.p.A., an Italian corporation and Borrower, this Note amends and restates those certain promissory notes dated October 4, 1999, December 13, 1999, January 4, 2000, April 4, 2000, May 23, 2000, July 5, 2000, October 2, 2000, January 2,
2001,  April 4,  2001,  July 3,  2001,  October  3,  2001 and  January  4,  2002
heretofore delivered by Borrower to a subsidiary of Pharmacia & Upjohn, Inc. pursuant to the Credit Agreement.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding, from the date hereof until the date of repayment, at the rate or rates per annum and on the date or dates determined pursuant to Section 3.01(a) of the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in funds immediately available to the Lender at its office or offices designated in accordance with the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive diligence, presentment, demand, protest and notice of any kind whatsoever. The failure or forbearance by the holder to exercise any of its rights hereunder in any particular instance shall in no event constitute a waiver thereof.

     The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events and for the amendment or waiver of certain provisions of the Credit Agreement and/or this Note, all upon the terms and conditions therein specified. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Credit Agreement.

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     This Note is not negotiable and may be assigned only upon the terms and conditions specified in the Credit Agreement.

                          MIRAVANT MEDICAL TECHNOLOGIES


                                      By:/s/ John M. Philpott
                                       -----------------------
                                           Name: John M. Philpott
                                           Title: Chief Financial Officer

                                    EXHIBIT C



                       Form of Opinion of Counsel for the
                 Borrower to be Delivered at the Effective Time




                                                               [Effective Date]




Pharmacia Corporation
100 Route 206 North
Peapack, New Jersey  07977

Ladies and Gentlemen:

     In connection with the execution and delivery of the Contract Modification and Termination Agreement, dated as of March 5, 2002 (the "Agreement"), by and between Pharmacia AB, a Swedish corporation ("Pharmacia AB"), Pharmacia & Upjohn Company, a Delaware corporation ("P&U Co."), Pharmacia & Upjohn, Inc., a
Delaware  corporation  ("P&U  Inc."),   Pharmacia  Italia,   S.p.A.  an  Italian
corporation  ("P&U  S.p.A.")  and  Miravant  Medical  Technologies,  a  Delaware
corporation. ("Miravant"), and the execution and delivery today of the promissory notes contemplated by the Agreement (the "Replacement Notes" and, collectively with the Agreement, the "Replacement Documents"), we, as counsel for Miravant, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1) Miravant has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

(2) Each of the Replacement Documents has been duly authorized, executed and delivered, and each of the Replacement Documents constitutes the valid and legally binding obligation of Miravant enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     With your approval, we have relied as to certain matters on information obtained from public officials, officers of Miravant and other sources believed by us to be responsible, and we have assumed that each of the Replacement Documents has been duly authorized, executed and delivered by the parties thereto other than Miravant and its affiliates, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

     This letter is delivered by us as counsel for Miravant to you, and is solely for your benefit.

                                                     Very truly yours,

                                       /s/ Sheppard Mullin Richter & Hampton LLP

                                    EXHIBIT D



                Transfer of IND 49,648 from Pharmacia to Miravant



Pharmacia AB and P&U Co. Responsibilities:

1. Notify FDA via IND amendment that all rights to the IND have been assigned or transferred to Miravant with a specified effective date.

2. Provide Miravant with a copy of all IND amendments and correspondence pertaining to it.

3. Terminate clinical studies 001 and 004 (Phase 3), 002 (Open label) and 006 (Photosensitivity).

4. Notify Fresenius Kabi Nutrition AB ("Fresenius") and Inveresk that all rights to the IND have been assigned and transferred to Miravant.

5. Pharmacia will take such actions as are reasonably necessary to assist Miravant in obtaining a new letter from Fresenius permitting Miravant to reference the Fresenius Drug Master File in support of IND 49,648.

6.   Retrieve all unused investigational drug supplies and lasers.

7. Provide Med Alert bracelet follow-up for all four studies for eight months after last drug treatment.

8. Until the IND has been transferred to Miravant, submit IND safety reports as required, after which time Miravant shall be responsible for submitting such IND safety reports.

9. Provide final copies (hard and soft) of CMC latest drafts including impurity analysis for establishing specifications, provided, however, that none of the Pharmacia Entities nor any of their respective Subsidiaries or Affiliates shall be required to disclose or convey any proprietary or confidential information owned by any other entity included in any data, reports, documentation, filings, submissions, correspondence or drafts. Pharmacia AB and P&U Co. will, however, take such actions as are reasonably necessary to assist Miravant in obtaining access to such proprietary or confidential information.

10. All final reports and/or access to source documents for all pre-clinical studies performed by Pharmacia related to SnET2 will be made available to Miravant.